EXHIBIT 99.1

Dynatrace Reports Third Quarter Fiscal Year 2024 Financial Results
Exceeds high end of guidance across all Q3 metrics
Delivers ARR growth of 21% year-over-year on a constant currency basis
Achieves GAAP Operating Margin of 10% and Non-GAAP Operating Margin of 29%

WALTHAM, Mass., February 8, 2024 - Dynatrace (NYSE: DT), the leader in unified observability and security, today announced financial results for the third quarter of fiscal 2024 ended December 31, 2023.

"Our Q3 results of balanced growth, profitability, and free cash flow reflect our continued ability to execute successfully in a dynamic market,” said Rick McConnell, Chief Executive Officer. “As customers look to address the business challenges of modern cloud environments, they are coming to Dynatrace for a more comprehensive observability architecture that enables them to drive innovation, optimize costs, and mitigate risk. Our contextual analytics, hypermodal AI, and automation differentiate the Dynatrace platform in the market and provide us with a powerful advantage to capture the opportunity ahead of us.”

Third Quarter Fiscal 2024 and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2023, unless otherwise noted.

Financial Highlights:
•Total ARR of $1,425 million, an increase of 23%, or 21% on a constant currency basis
•Total Revenue of $365 million, an increase of 23%, or 21% on a constant currency basis
•Subscription Revenue of $348 million, an increase of 25%, or 23% on a constant currency basis
•GAAP Income from Operations of $36 million, and Non-GAAP Income from Operations of $105 million
•GAAP EPS of $0.14, and Non-GAAP EPS of $0.32, both on a dilutive basis

Business Highlights:
•Platform innovation: Dynatrace recently hosted over 2,000 in-person attendees and over 4,000 virtual attendees for Perform 2024, the company's annual customer conference. As part of showcasing the value and innovation of the Dynatrace® platform, the company announced the following current and planned enhancements:
◦Dynatrace AI Observability provides insights into all layers of AI-powered applications, including large language models (LLMs) and generative AI solutions, to manage cost, experience, reliability, and security.
◦Dynatrace OpenPipeline empowers customers with full visibility of data at the point of ingest into the Dynatrace platform and evaluates data streams five to ten times faster than legacy technologies, based on our testing.
◦Dynatrace Data Observability helps ensure data collected via external sources, such as OpenTelemetry and Dynatrace APIs, is reliable and accurate.

•Runecast acquisition: On January 29, 2024, we announced the signing of a definitive agreement to acquire Runecast, an AI-powered security and compliance solution provider. This planned addition to the Dynatrace platform will enable customers to proactively prevent cloud misconfigurations and compliance issues with automated, AI-driven, real-time vulnerability assessments.

•Extended partnerships: Dynatrace achieved the Amazon Web Services (AWS) Security Competency, reflecting our deep technical expertise in helping customers proactively remediate vulnerabilities and defend against threats across their AWS environments. The AWS Security Competency helps customers select validated AWS Partner Network members who provide technology that helps organizations adopt, develop, and deploy security solutions on AWS.

•Industry and customer recognition: Dynatrace was named a Leader in both the Cloud-Native Observability and Security quadrants in the 2023 ISG Provider Lens, Multi-Public Cloud Solutions Report, highlighting Dynatrace’s innovation and go-to-market success in the converging spaces of observability and security. Also, Dynatrace was recognized as a Gartner® Peer Insights™ Customers’ Choice in the 2023 Voice of the Customer for Application Performance Monitoring and Observability report for the fifth consecutive year.1 In addition, Dynatrace won the 2023 Silverlinings Innovation Award for Best Cloud AI Solution, for the platform’s Davis® AI and its proven ability to boost the performance and security of software environments.

•Workplace recognition: We were named one of the Best Places to Work in Boston, San Francisco, and Colorado by BuiltIn; a Great Place to Work® in 13 of the countries where we operate; one of the Top 10 Best Workplaces in Tech in Austria by 2024 Great Place to Work®; and a Top Company in Austria by Kununu.

1 Gartner, Voice of the Customer for Application Performance Monitoring and Observability, 29 December 2023.

Gartner® and Gartner Peer Insights™ are trademarks of Gartner, Inc. and/or its affiliates. All rights reserved.

Gartner® Peer Insights™ content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

Third Quarter 2024 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Key Operating Metric:
Annual recurring revenue	$1,425,284	$1,162,591
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	21%

Revenue:
Total revenue	$365,096	$297,456
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	21%

Subscription revenue	$348,294	$279,152
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	23%

GAAP Financial Measures:
GAAP income from operations	$35,720	$33,887
GAAP operating margin	10%	11%

GAAP net income	$42,691	$15,026

GAAP net income per share - diluted	$0.14	$0.05

GAAP shares outstanding - diluted	299,246	291,228

Net cash provided by operating activities	$75,657	$61,962

Non-GAAP Financial Measures:
Non-GAAP income from operations (*)	$104,636	$80,653
Non-GAAP operating margin (*)	29%	27%

Non-GAAP net income (*)	$96,184	$73,469

Non-GAAP net income per share - diluted (*)	$0.32	$0.25

Non-GAAP shares outstanding - diluted (*)	299,246	291,228

Free Cash Flow (*)	$67,357	$57,574
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.dynatrace.com.

Financial Outlook
Based on information available as of February 8, 2024, Dynatrace is issuing guidance for the fourth quarter and updating guidance for full year fiscal 2024 in the table below.
This guidance reflects foreign exchange rates as of January 31, 2024. We now expect foreign exchange to be a tailwind of approximately $10 million on ARR and approximately $13 million on revenue for fiscal 2024. Given recent weakening in the U.S. dollar, this represents an incremental tailwind of approximately $15 million to ARR and $6 million to revenue for the full year when compared to our prior guidance.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the fourth quarter and full year of fiscal 2023.

(In millions, except per share data)	Q4 Fiscal 2024 Guidance
Total revenue	$372 - $377
As reported	18% - 20%
Constant currency	18% - 19%
Subscription revenue	$353 - $358
As reported	20% - 22%
Constant currency	20% - 21%
Non-GAAP income from operations	$85 - $90
Non-GAAP operating margin	23% - 24%
Non-GAAP net income	$79 - $84
Non-GAAP net income per diluted share	$0.26 - $0.28
Diluted weighted average shares outstanding	300 - 301

(In millions, except per share data)	Current Guidance Fiscal 2024	Prior Guidance Fiscal 2024*	Guidance Change at Midpoint**
Total ARR	$1,485 - $1,495	$1,480 - $1,490	$5
As reported	19% - 20%	19% - 20%	— bps
Constant currency	18% - 19%	19% - 20%	(100) bps
Total revenue	$1,422 - $1,427	$1,409 - $1,419	$11
As reported	23%	22%	100 bps
Constant currency	22%	21% - 22%	50 bps
Subscription revenue	$1,352 - $1,357	$1,334 - $1,344	$16
As reported	25%	23% - 24%	150 bps
Constant currency	24%	22% - 23%	150 bps
Non-GAAP income from operations	$388 - $393	$377 - $386	$9
Non-GAAP operating margin	27.25% - 27.5%	27%	50 bps
Non-GAAP net income	$348 - $353	$328 - $337	$18
Non-GAAP net income per diluted share	$1.16 - $1.18	$1.09 - $1.12	$0.06
Diluted weighted average shares outstanding	299 - 300	300 - 301	(1)
Free cash flow	$330 - $335	$313 - $320	$16
Free cash flow margin	23%	22% - 23%	50 bps
*Prior guidance was issued on November 2, 2023.
**Changes in our guidance metrics are rounded to the nearest 50 bps.

Reconciliations of non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, February 8, 2024. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13743643. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 22, 2024, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13743643. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Dollar-Based Gross Retention Rate is defined as the ARR from all customers as of one year prior, less contraction and customer churn, divided by the total ARR from one year prior. This metric reflects the percentage of ARR from all customers as of the year prior that has been retained.
Dollar-Based Net Retention Rate (NRR) is defined as the Dynatrace ARR at the end of a reporting period for the cohort of Dynatrace accounts as of one year prior to the date of calculation, divided by the Dynatrace ARR one year prior to the date of calculation for that same cohort. Our dollar-based net retention rate reflects customer renewals, expansion, contraction and churn, and excludes the benefit of Dynatrace ARR resulting from the conversion of Classic products to the Dynatrace platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind results in a dollar-based net retention rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. Dollar-based net retention rate is presented on a constant currency basis.
Dynatrace Customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures (reflected as "purchase of property and equipment" and "capitalized software additions" in our financial statements).
About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That's why the world's largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations related to platform innovation, the Runecast acquisition (which is subject to customary closing conditions and expected to close later in Dynatrace's fourth quarter which ends on March 31, 2024), partnerships, and business outlook, including our financial guidance for the fourth quarter and full year of fiscal 2024. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on February 8, 2024 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription	$348,294	$279,152	$999,245	$790,016
Service	16,802	18,304	50,437	54,039
Total revenue	365,096	297,456	1,049,682	844,055
Cost of revenue:
Cost of subscription	46,888	36,891	134,584	105,393
Cost of service	16,744	15,044	47,961	46,264
Amortization of acquired technology	4,237	3,889	12,035	11,669
Total cost of revenue	67,869	55,824	194,580	163,326
Gross profit	297,227	241,632	855,102	680,729

Operating expenses:
Research and development (1)	80,102	54,531	220,468	156,847
Sales and marketing (1)	132,723	112,292	385,445	323,313
General and administrative (1)	43,232	34,354	127,075	107,485
Amortization of other intangibles	5,451	6,573	16,838	19,719
Restructuring and other	(1)	(5)	(1)	(15)
Total operating expenses	261,507	207,745	749,825	607,349
Income from operations	35,720	33,887	105,277	73,380
Interest income (expense), net	10,605	(4,787)	26,260	(7,475)
Other (expense) income, net	(3,901)	1,617	(6,724)	(1,847)
Income before income taxes	42,424	30,717	124,813	64,058
Income tax benefit (expense)	267	(15,691)	(8,125)	(36,392)
Net income	$42,691	$15,026	$116,688	$27,666
Net income per share:
Basic	$0.14	$0.05	$0.40	$0.10
Diluted	$0.14	$0.05	$0.39	$0.10
Weighted average shares outstanding:
Basic	294,869	287,957	293,295	287,120
Diluted	299,246	291,228	298,335	290,803
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$6,975	$4,285	$19,660	$13,410
Research and development	18,678	11,057	50,119	29,339
Sales and marketing	15,947	13,385	48,823	37,399
General and administrative	13,222	6,777	34,696	24,705
Total share-based compensation	$54,822	$35,504	$153,298	$104,853

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2023	March 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$782,649	$555,348
Accounts receivable, net	361,653	442,518
Deferred commissions, current	90,059	83,029
Prepaid expenses and other current assets	52,301	37,289
Total current assets	1,286,662	1,118,184
Property and equipment, net	49,408	53,576
Operating lease right-of-use assets, net	65,895	68,074
Goodwill	1,312,691	1,281,812
Other intangible assets, net	54,118	63,599
Deferred tax assets, net	129,119	79,822
Deferred commissions, non-current	79,724	86,232
Other assets	21,596	14,048
Total assets	$2,999,213	$2,765,347

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$13,230	$21,953
Accrued expenses, current	171,929	188,380
Deferred revenue, current	757,141	811,058
Operating lease liabilities, current	16,288	15,652
Total current liabilities	958,588	1,037,043
Deferred revenue, non-current	38,508	34,423
Accrued expenses, non-current	29,918	29,212
Operating lease liabilities, non-current	58,002	59,520
Deferred tax liabilities	321	280
Total liabilities	1,085,337	1,160,478

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 295,777,477 and 290,411,108 shares issued and outstanding at December 31, 2023 and March 31, 2023, respectively	296	290
Additional paid-in capital	2,186,766	1,989,797
Accumulated deficit	(236,701)	(353,389)
Accumulated other comprehensive loss	(36,485)	(31,829)
Total shareholders' equity	1,913,876	1,604,869
Total liabilities and shareholders' equity	$2,999,213	$2,765,347

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$116,688	$27,666
Adjustments to reconcile net income to cash provided by operations:
Depreciation	11,781	9,012
Amortization	29,067	31,566
Share-based compensation	153,298	104,853
Deferred income taxes	(49,579)	2,057
Loss on extinguishment of debt	—	5,925
Other	7,016	3,114
Net change in operating assets and liabilities:
Accounts receivable	83,444	40,314
Deferred commissions	874	(17,198)
Prepaid expenses and other assets	(27,437)	29,616
Accounts payable and accrued expenses	(24,022)	19,365
Operating leases, net	1,253	(36)
Deferred revenue	(55,946)	(21,796)
Net cash provided by operating activities	246,437	234,458

Cash flows from investing activities:
Purchase of property and equipment	(16,662)	(15,625)
Capitalized software additions	(4,655)	—
Acquisition of a business, net of cash acquired	(32,297)	—
Net cash used in investing activities	(53,614)	(15,625)

Cash flows from financing activities:
Repayment of term loans	—	(281,125)
Debt issuance costs	—	(1,949)
Proceeds from employee stock purchase plan	19,472	17,806
Proceeds from exercise of stock options	24,205	15,102
Equity repurchases	—	(15)
Net cash provided by (used in) financing activities	43,677	(250,181)

Effect of exchange rates on cash and cash equivalents	(9,199)	(9,168)

Net increase (decrease) in cash and cash equivalents	227,301	(40,516)

Cash and cash equivalents, beginning of period	555,348	462,967
Cash and cash equivalents, end of period	$782,649	$422,451

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$67,869	$(6,975)	$(284)	$(4,237)	$—	$56,373
Gross profit	297,227	6,975	284	4,237	—	308,723
Gross margin	81%					85%
Research and development	80,102	(18,678)	(1,196)	—	—	60,228
Sales and marketing	132,723	(15,947)	(1,029)	—	201	115,948
General and administrative	43,232	(13,222)	(360)	—	(1,739)	27,911
Amortization of other intangibles	5,451	—	—	(5,451)	—	—
Restructuring and other	(1)	—	—	—	1	—
Income from operations	$35,720	$54,822	$2,869	$9,688	$1,537	$104,636
Operating margin	10%					29%

	Three Months Ended December 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$55,824	$(4,285)	$(114)	$(3,889)	$—	$47,536
Gross profit	241,632	4,285	114	3,889	—	249,920
Gross margin	81%					84%
Research and development (1)	54,531	(11,057)	(329)	—	—	43,145
Sales and marketing (1)	112,292	(13,385)	(297)	—	—	98,610
General and administrative (1)	34,354	(6,777)	(68)	—	3	27,512
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	(5)	—	—	—	5	—
Income from operations	$33,887	$35,504	$808	$10,462	$(8)	$80,653
Operating margin	11%					27%
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Non-GAAP net income:
Net income	$42,691	$15,026
Income tax (benefit) expense	(267)	15,691
Non-GAAP effective cash tax	(18,516)	(9,080)
Interest (income) expense, net	(10,605)	4,787
Cash received from interest, net	10,064	1,896
Share-based compensation	54,822	35,504
Employer payroll taxes on employee stock transactions	2,869	808
Amortization of other intangibles	5,451	6,573
Amortization of acquired technology	4,237	3,889
Transaction, restructuring, and other	1,537	(8)
Loss (gain) on currency translation	3,901	(1,617)
Non-GAAP net income	$96,184	$73,469

Share count:
Weighted-average shares outstanding - basic	294,869	287,957
Weighted-average shares outstanding - diluted	299,246	291,228

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	294,869	287,957
Weighted-average shares outstanding - diluted	299,246	291,228

Non-GAAP net income per share:
Net income per share - basic	$0.14	$0.05
Net income per share - diluted	$0.14	$0.05
Non-GAAP net income per share - basic	$0.33	$0.26
Non-GAAP net income per share - diluted	$0.32	$0.25

	Three Months Ended December 31,
	2023	2022
Free Cash Flow:
Net cash provided by operating activities	$75,657	$61,962
Purchase of property and equipment	(3,645)	(4,388)
Capitalized software additions	(4,655)	—
Free Cash Flow	$67,357	$57,574

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Nine Months Ended December 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$194,580	$(19,660)	$(1,516)	$(12,035)	$—	$161,369
Gross profit	855,102	19,660	1,516	12,035	—	888,313
Gross margin	81%					85%
Research and development	220,468	(50,119)	(4,391)	—		165,958
Sales and marketing	385,445	(48,823)	(3,341)	—	399	333,680
General and administrative	127,075	(34,696)	(1,125)	—	(5,725)	85,529
Amortization of other intangibles	16,838	—	—	(16,838)	—	—
Restructuring and other	(1)	—	—	—	1	—
Income from operations	$105,277	$153,298	$10,373	$28,873	$5,325	$303,146
Operating margin	10%					29%

	Nine Months Ended December 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$163,326	$(13,410)	$(526)	$(11,669)	$(380)	$137,341
Gross profit	680,729	13,410	526	11,669	380	706,714
Gross margin	81%					84%
Research and development (1)	156,847	(29,339)	(1,259)	—	—	126,249
Sales and marketing (1)	323,313	(37,399)	(1,195)	—	—	284,719
General and administrative (1)	107,485	(24,705)	(510)	—	(380)	81,890
Amortization of other intangibles	19,719	—	—	(19,719)	—	—
Restructuring and other	(15)	—	—	—	15	—
Income from operations	$73,380	$104,853	$3,490	$31,388	$745	$213,856
Operating margin	9%					25%
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Nine Months Ended December 31,
	2023	2022
Non-GAAP net income:
Net income	$116,688	$27,666
Income tax expense	8,125	36,392
Non-GAAP effective cash tax	(58,986)	(23,454)
Interest (income) expense, net	(26,260)	7,475
Cash received from (paid for) interest, net	24,556	(637)
Share-based compensation	153,298	104,853
Employer payroll taxes on employee stock transactions	10,373	3,490
Amortization of other intangibles	16,838	19,719
Amortization of acquired technology	12,035	11,669
Transaction, restructuring, and other	5,325	745
Loss on currency translation	6,724	1,847
Non-GAAP net income	$268,716	$189,765

Share count:
Weighted-average shares outstanding - basic	293,295	287,120
Weighted-average shares outstanding - diluted	298,335	290,803

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	293,295	287,120
Weighted-average shares outstanding - diluted	298,335	290,803

Non-GAAP net income per share:
Net income per share - basic	$0.40	$0.10
Net income per share - diluted	$0.39	$0.10
Non-GAAP net income per share - basic	$0.92	$0.66
Non-GAAP net income per share - diluted	$0.90	$0.65

	Nine Months Ended December 31,
	2023	2022
Free Cash Flow:
Net cash provided by operating activities	$246,437	$234,458
Purchase of property and equipment	(16,662)	(15,625)
Capitalized software additions	$(4,655)	—
Free Cash Flow	$225,120	$218,833

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Marketing
Jerome.Stewart@dynatrace.com